UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2014, HealthStream, Inc. (the “Company”) entered into a Revolving Credit Agreement, by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto and SunTrust Bank (“SunTrust”), as administrative agent, issuing bank and swingline lender (the “Revolving Credit Facility”). The Company’s previous revolving credit facility expired on November 19, 2014.

Under the Revolving Credit Facility, the Company may borrow up to $50,000,000, which includes a $5,000,000 swing line subfacility, as well as an accordion feature that allows the Company to increase the Revolving Credit Facility by a total of up to $25,000,000, subject to securing additional commitments from existing lenders or new lending institutions. The Revolving Credit Facility includes a $5,000,000 letter of credit subfacility. As of November 25, 2014 the Company has made no draw under the Revolving Credit Facility.

At the Company’s election, the borrowings under the Revolving Credit Facility bear interest at either (1) a rate per annum equal to the highest of SunTrust’s prime rate or 0.5% in excess of the Federal Funds Rate or 1.0% in excess of one-month LIBOR (the “Base Rate”), plus an applicable margin, or (2) the one-, two-, three-, or six-month per annum LIBOR for deposits in the applicable currency (the “Eurocurrency Rate”), as selected by the Company, plus an applicable margin. The applicable margin for Eurocurrency Rate loans depends on the Company’s funded debt leverage ratio and varies from 1.50% to 2.00%. The applicable margin for Base Rate loans depends on the Company’s funded debt leverage ratio and varies from 0.50% to 1.50%. Commitment fees and letter of credit fees are also payable under the Revolving Credit Facility. Principal is payable in full at maturity on November 24, 2017, and there are no scheduled principal payments prior to maturity.

The borrowings under the Revolving Credit Facility are unsecured, but are guaranteed by all of the Company’s subsidiaries.

If an event of default shall occur and be continuing under the Revolving Credit Facility, the entire principal amount outstanding under the Revolving Credit Facility, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The Revolving Credit Facility requires the Company to meet certain financial tests, including, without limitation, a funded debt leverage ratio and an interest coverage ratio.

The foregoing summary of the Revolving Credit Facility contained in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Revolving Credit Agreement, dated as of November 24, 2014, by and among HealthStream, Inc., the several banks and other financial institutions and lenders from time to time party thereto and SunTrust Bank, as administrative agent, issuing bank and swingline lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 25, 2014	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Revolving Credit Agreement, dated as of November 24, 2014, by and among HealthStream, Inc., the several banks and other financial institutions and lenders from time to time party thereto and SunTrust Bank, as administrative agent, issuing bank and swingline lender.